Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2026, relating to the financial statements of Jersey Mike’s HoldCo, LLC appearing in the Registration Statement No. 333-297228 on Form S-1 of Jersey Mike’s Subs Inc.

/s/ Deloitte & Touche LLP

Morristown, New Jersey
July 29, 2026